As filed with the Securities and Exchange Commission on June 26, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOL Energy Inc.

(Exact name of Registrant as specified in its charter)

Delaware	51-0337383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

Amended and Restated CONSOL Energy Inc. Equity Incentive Plan

(Full title of the plan)

P. Jerome Richey

Executive Vice President Corporate Affairs, Chief Legal Officer and Secretary

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Name and address, including zip code, of agent for service)

(724) 485-4000

(Telephone number, including area code, of agent for service)

Copy to:

Lewis U. Davis, Jr.

Buchanan Ingersoll & Rooney PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, Pennsylvania 15219-1410

(412) 562-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,866,999(1)(2)	$34.725(3)	$169,006,541(3)	$9,431(4)

(1)	An aggregate of 23,800,000 shares of common stock, par value $0.01 per share, of CONSOL Energy Inc. may be offered or issued pursuant to the Amended and Restated CONSOL Energy Inc. Equity Incentive Plan (the “Plan”), 6,500,000 of which (after taking into account the 2-of-1 stock split effected in May 2006) were previously registered on Form S-8 (File No. 333-87545), 6,500,000 of which (after taking into account the 2-of-1 stock split effected in May 2006) were previously registered on Form S-8 (File No. 333-113973), 5,200,000 of which (after taking into account the 2-of-1 stock split effected in May 2006) were previously registered on Form S-8 (File No. 333-126057), 733,001 of which were previously registered on Form S-4 (File No. 333-157894) and 4,866,999 of which are registered on this Form S-8.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(3)	Pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on June 24, 2009. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.
(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements filed by CONSOL Energy Inc. with the Securities and Exchange Commission (the “Commission”) (File No. 333-87545, File No. 333-113973 and File No. 333-126057), with respect to securities offered pursuant to the Plan are hereby incorporated by reference.

All documents filed by CONSOL Energy Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

EXHIBIT NO.	DESCRIPTION
4.1	Amended and Restated CONSOL Energy Inc. Equity Incentive Plan, incorporated by reference to CONSOL Energy’s Schedule 14A, Definitive Proxy Statement (File No. 001-14901) filed on March 23, 2009

5.1	Opinion of Counsel

23.1	Consent of Buchanan Ingersoll & Rooney PC (Included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Ralph E. Davis Associates, Inc.

23.5	Consent of Schlumberger Data and Consulting Services

24.1	Power of Attorney (Included in Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on this 26th day of June 2009.

CONSOL Energy, Inc.

By:	/s/ J. Brett Harvey
J. Brett Harvey
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each of the undersigned directors and officers of CONSOL Energy Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of June 26, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ John L. Whitmire	Chairman of the Board
John L. Whitmire

/s/ J. Brett Harvey	President and Chief Executive Officer and Director
J. Brett Harvey	(Principal Executive Officer)

/s/ William J. Lyons	Chief Financial Officer and Executive Vice President
William J. Lyons	(Principal Financial and Accounting Officer)

/s/ Patricia A. Hammick	Director
Patricia A. Hammick

/s/ James E. Altmeyer, Sr.	Director
James E. Altmeyer, Sr.

/s/ Philip W. Baxter	Director
Philip W. Baxter

/s/ William E. Davis	Director
William E. Davis

/s/ William P. Powell	Director
William P. Powell

/s/ Joseph T. Williams	Director
Joseph T. Williams

/s/ Raj K. Gupta	Director
Raj K. Gupta

/s/ David C. Hardesty	Director
David C. Hardesty

/s/ John T. Mills	Director
John T. Mills